Exhibit 15.1

[Letterhead of Maples and Calder]

June 21, 2006

June 21, 2006

Baidu.com, Inc.

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing, PRC 100080

Dear Sirs,

We consent to the reference to our firm under the heading “Taxation” in Baidu.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Maples and Calder